UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

EMBARR DOWNS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-55044 (Commission File No.)	46-3403755 (IRS Employer Identification No.)

205 Ave Del Mar #984 San Clemente, CA 92674
(Address of principal executive offices) (zip code)

(949) 461-1471
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2013, the Company entered into a Personal Services Agreement (PSA) with our CEO.  The material terms of the PSA are as follows:

Term: 10 Years
Salary: $120,000
Stock Awards: 40,000,000 subject to a 10-year lock up agreement and 1,000,000 from the Company’s S-8 upon execution of the PSA.
Stock Incentive Awards: 7,000,000 broken out as follows:  1,000,000 issued at execution, 2,000,000 at a strike price of $0.025; 2,000,000 at a strike price of $0.05; and 2,000,000 at a strike price of $0.10.
Allowances: Our CEO may receive allowances up $3,000 per month.

A copy of the agreement has been attached at Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

On November 21, 2013, the Company issued 40,000,000 shares of Common Stock to our CEO.  These shares were issued pursuant to the Personal Services Agreement executed on November 21, 2013.  These shares are subjected to a lock up agreement whereby the shares shall be restricted from resale for 10-years from the date of issuance.  Our CEO gifted 6,000,000 of these shares to family and friends.  The gifted shares are also subjected to the lock up agreement.  The Company booked an $840,000 (or $0.021 per share) expense related to this issuance.

Item 8.01 Other Events.

(1)	On November 19, 2013, the Company approved its 2013 Stock Incentive Plan and prepared an S-8 to be filed with the Commission. A copy of the 2013 Stock Incentive Plan as Exhibit 4.1.

(2)
On November 21, 2013, the Company issued 1,000,000 shares of its S-8 to our CEO as part of the personal services agreement. The Company booked a $21,000 (or $0.021 per share) expense related to this issuance.

(3)	On November, 21, 2013, the Company issued 1,000,000 shares from its S-8 to its Director of Communications. The Company booked a $21,000 (or $0.021 per share) expense related to this issuance.

(4)
On November, 21, 2013, the Company issued 600,000 options to its Director of Communication. The Company booked a $0 expense related to this issuance. The 600,000 options are broken out as follows:  200,000 at a strike price of $0.05; 200,000 at a strike price of $0.075; and 200,000 at a strike price of $0.10.

(5)
On November, 21, 2013, the Company issued 500,000 shares from its S-8 to its Director of Marketing.  Our Director or Marketing is the girlfriend of our CEO. The Company booked a $10,500 (or $0.021 per share) expense related to this issuance.

(6)
On November, 21, 2013, the Company issued 2,000,000 shares from its S-8 to a 3rd party to perform thoroughbred research.  The research is to be conducted from publically available information to provide the following information to the Company:

1.	Gather and collate the average sale price at auction for yearlings of sires.
2.	Gather and collate the average sale price at auction for 2 year olds of sires
3.	Gather and collate the average Dam’s purse winnings from the above auctions
4.	Gather and collate the influence of a Dam’s wins have on the auction price
5.	Gather and collate the ROI for Sires for yearlings in comparison to their publicly disclosed sire fee
6.	Gather and collate the ROI for Sires for 2-year olds in comparison to their publicly disclosed sire fee

The Company expects to receive the completed information by February 28, 2013.  The Company expects to use this information for its allowance/stakes division and breeding division.  The Company booked a $42,000 (or $0.021 per share) expense related to this issuance.

Item 9.01 Financial Statements and Exhibits.

Exhibit 4.1(1)	2013 Stock Incentive Plan
Exhibit 10.1	Personal Services Contract for Joseph Wade

(1)	Incorporated by reference to Exhibit 4.1 filed on Form S-8 (Registration Number 333-192470), filed with the Commission on November 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2013	Embarr Downs, Inc

By: /s/ Joseph Wade
Name: Joseph Wade
Title: CEO